Exhibit 99.1
Lennox International reports third quarter 2006 results, updates full-year outlook
     (DALLAS, October 26, 2006) — Lennox International Inc. (NYSE:LII) today announced financial results for third quarter 2006. The company achieved record third quarter revenue of $1 billion, a 9% increase over the prior year, with foreign exchange contributing 1% to sales growth. Net income was $36 million, or $0.49 per diluted share, compared with $55 million, or $0.76 EPS in last year’s third quarter. Adjusted income from continuing operations, a non-GAAP measure, was $50 million, or $0.69 per diluted share, an improvement over the previous year’s third quarter adjusted earnings of $49 million, or $0.68 per diluted share. A description and reconciliation of this measure to net income is provided in the attached table.
     “We are pleased to report solid third quarter results after anticipating challenging year-over-year comparisons for the second half of 2006,” said Bob Schjerven, chief executive officer. On an adjusted income from continuing operations basis, sales growth and lower corporate and interest expenses offset commodity price escalations, higher freight and distribution expenses, and inflation in other costs.
     “While we are seeing softening in the residential new construction market, which we estimate to represent approximately 20% of our total revenue, we believe we can offset the downturn by adding new builder accounts and increasing sales in the larger, and more profitable, replacement business,” Schjerven added. “We are reaffirming our full-year 2006 earnings per share guidance of $2.00 to $2.10 on a GAAP basis. Adjusted EPS from continuing operations is expected to exceed that range, which will represent greater than 15% improvement over adjusted EPS of $1.83 in 2005. Our consolidated revenue is expected to increase approximately 10%.”
     Third quarter results include a pre-tax gain of $2 million related to futures contracts for copper and aluminum. This amount consists of $20 million in pre-tax gains on contracts that settled in the third quarter, and a $18 million pre-tax loss primarily reflecting net unrealized losses on open contracts that were marked to market and the offset for net unrealized gains recorded in prior periods for contracts that settled in the third quarter. In addition, the company incurred pre-tax restructuring charges of $5 million, relating to previously announced activities.
     The company generated $120 million in cash flow from operations and invested $18 million in capital expenditures, resulting in strong third quarter free cash flow of $102 million, up from $74 million in the same quarter last year. Free cash flow is a non-GAAP measure and a reconciliation of this measure to net cash provided by operating activities is provided in the attached table. Total debt at September 30, 2006 was $120 million, down from $236 million the same time a year ago. Debt-to-total capital ratio was 13%, a dramatic improvement over 27% a year ago. In the third quarter, the company used $70 million to repurchase 3 million shares of its common stock.
Business segment highlights:
     Segment revenue and operating profit data is provided in the attached table. In the third quarter, the company revised the definition of segment profit to include the realized (gains) losses on settled futures contracts that are a component of (gains), losses and other expenses, net in the accompanying Consolidated Statements of Operations.
     Residential Heating & Cooling: Revenue rose 7% with no significant impact from foreign exchange. Segment profit of $54 million was down from $67 million in the third quarter of last year. Factors contributing to the decline included a predicted lag in realizing recent price increases and the corresponding inability to fully cover higher commodity and other input costs, a shorter cooling season than the prior year, and manufacturing and distribution inefficiencies as the company consolidated operations of its Armstrong and Ducane brands. In addition, the company’s successful initiative to increase sales in more price-competitive sunbelt states has, as anticipated, negatively impacted margins.

     Commercial Heating & Cooling: Revenue was up 14%, or 13% when adjusted for foreign exchange. Segment profit was $26 million, down slightly from $27 million in the third quarter of last year, with higher commodity costs offsetting volume growth and price improvement. While the segment achieved double-digit sales growth in both North America and Europe, price improvement in the quarter was limited to the domestic market.
     Service Experts: Revenue was up 1%, or flat when adjusted for currency fluctuations. Segment profit was $8 million, the same as a year ago. The company continued to see a beneficial mix shift, with 80% of the quarter’s revenue coming from the more profitable service and replacement markets, with the remaining 20% from new construction. Higher fuel costs and group medical expenses offset increased sales and mix benefits.
     Refrigeration: Revenue rose 14%, or 13% when adjusted for foreign exchange. Segment profit rose to $14 million from $12 million in the third quarter of last year. The increase in sales and segment profit was broad-based, with the most notable improvements in the Americas and the Asia/Pacific region. Supermarket and cold storage demand continued to be healthy, and the segment also reported growth in convenience stores, food service, and discount variety stores that are adding refrigerated sections.
Conference Call
     A conference call will be held today, October 26, at 9:30 a.m. (CDT). All interested parties are invited to listen as Bob Schjerven, CEO, and Sue Carter, CFO, comment on the company’s operating results.
     To listen, please call the conference call line at 612-332-0342 ten minutes prior to the scheduled start time and use reservation number 844873. The number of connections for this call is limited. This conference call will also be webcast on Lennox International’s web site at http://www.lennoxinternational.com.
     If you are unable to participate in this conference call, a replay will be available from 3:00 p.m. October 26 through November 02, 2006 by dialing 800-475-6701, access code 844873. This call will also be archived on the company’s web site.
     Operating in over 100 countries, Lennox International Inc. is a global leader in the heating, air conditioning, and refrigeration markets. Lennox International stock is traded on the New York Stock Exchange under the symbol “LII.” Additional information is available at: http://www.lennoxinternational.com or by contacting Bill Moltner, Vice President, Investor Relations, at 972-497-6670.
     This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from such statements. A list of these risks and uncertainties – which includes the impact of higher raw material prices, the company’s ability to implement price increases for products and services, the impact of unfavorable weather on demand for the company’s products and services, and the potential impact on operations related to new NAECA efficiency standards – is included in the company’s publicly available filings with the Securities and Exchange Commission. LII disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months and Nine Months Ended September 30, 2006 and 2005
(Unaudited, in millions, except per share data)

	For the		For the
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
NET SALES	$1,007.2	$927.5	$2,808.7	$2,495.6
COST OF GOODS SOLD	696.2	616.1	1,928.5	1,673.2

Gross Profit	311.0	311.4	880.2	822.4
OPERATING EXPENSES:
Selling, general and administrative expenses	252.5	230.2	733.2	659.4
(Gains), losses and other expenses, net	(2.0)	(13.9)	(47.3)	(31.4)
Restructuring charge	4.5	0.2	13.1	2.4

Operational income from continuing operations	56.0	94.9	181.2	192.0
INTEREST EXPENSE, net	1.2	4.3	3.6	14.4
OTHER (INCOME) EXPENSE, net	(0.9)	3.5	0.1	3.0

Income from continuing operations before income taxes and cumulative effect of accounting change	55.7	87.1	177.5	174.6
PROVISION FOR INCOME TAXES	20.1	32.2	56.9	64.6

Income from continuing operations before cumulative effect of accounting change	35.6	54.9	120.6	110.0

CUMULATIVE EFFECT OF ACCOUNTING CHANGE, NET	—	(0.2)	—	(0.2)

Income from continuing operations	35.6	55.1	120.6	110.2
DISCONTINUED OPERATIONS:
Loss from operations of discontinued operations	—	0.1	—	1.9
Income tax benefit	—	(0.1)	—	(0.5)
Loss on disposal of discontinued operations	—	—	—	0.1
Income tax benefit	—	—	—	(0.2)

Loss from discontinued operations	—	—	—	1.3

Net income	$35.6	$55.1	$120.6	$108.9

INCOME PER SHARE FROM CONTINUING OPERATIONS BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE:
Basic	$0.51	$0.87	$1.71	$1.77
Diluted	$0.49	$0.76	$1.62	$1.57

CUMULATIVE EFFECT OF ACCOUNTING CHANGE PER SHARE:
Basic	$—	$0.01	$—	$—
Diluted	$—	$—	$—	$—

INCOME PER SHARE FROM CONTINUING OPERATIONS:
Basic	$0.51	$0.88	$1.71	$1.77
Diluted	$0.49	$0.76	$1.62	$1.57

LOSS PER SHARE FROM DISCONTINUED OPERATIONS:
Basic	$—	$—	$—	$(0.02)
Diluted	$—	$—	$—	$(0.02)

NET INCOME PER SHARE:
Basic	$0.51	$0.88	$1.71	$1.75
Diluted	$0.49	$0.76	$1.62	$1.55

AVERAGE SHARES OUTSTANDING:
Basic	69.5	62.9	70.7	62.1
Diluted	72.9	74.2	74.6	73.1

CASH DIVIDENDS DECLARED PER SHARE	$0.11	$0.10	$0.33	$0.30

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
SEGMENT REVENUES AND OPERATING PROFIT
For the Three Months and Nine Months Ended September 30, 2006 and 2005
(Unaudited, in millions)

	For the		For the
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Net Sales
Residential	$498.9	$464.9	$1,454.5	$1,242.3
Commercial	219.4	191.9	533.4	489.3

Heating and Cooling	718.3	656.8	1,987.9	1,731.6
Service Experts	174.0	171.8	492.8	475.5
Refrigeration	136.3	119.6	392.0	348.4
Eliminations	(21.4)	(20.7)	(64.0)	(59.9)

	$1,007.2	$927.5	$2,808.7	$2,495.6

Segment Profit (Loss) (A)
Residential	$53.5	$67.0	$162.1	$153.9
Commercial	25.8	26.8	53.4	46.8

Heating and Cooling	79.3	93.8	215.5	200.7
Service Experts	7.7	7.9	11.0	10.8
Refrigeration	14.0	12.0	40.4	31.0
Corporate and other	(22.8)	(28.5)	(67.9)	(70.7)
Eliminations	0.5	—	0.3	—

	78.7	85.2	199.3	171.8
Reconciliation to income from continuing operations before income taxes:
(Gains), losses and other expenses, net	(2.0)	(13.9)	(47.3)	(31.4)
Restructuring charge	4.5	0.2	13.1	2.4
Interest expense, net	1.2	4.3	3.6	14.4
Other (income) expense, net	(0.9)	3.5	0.1	3.0

	75.9	91.1	229.8	183.4
Less: Realized gains on settled futures contracts (B)	20.2	4.0	52.3	8.8

	$55.7	$87.1	$177.5	$174.6

(A)	Segment profit (loss) is based upon income from continuing operations before income taxes included in the accompanying Consolidated Statements of Operations excluding (Gains), losses and other expenses, net, Restructuring charge, Interest expense, net and Other (income) expense, net less (plus) realized gains (losses) on settled futures contracts.

(B)	Realized gains (losses) on settled futures contracts are included in segment profit. Additionally, realized gains (losses) on settled futures contracts are a component of (Gains), losses and other expenses, net.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
As of September 30, 2006 and December 31, 2005
(In millions, except share and per share data)

	September 30,	December 31,
	2006	2005
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$109.4	$213.5
Accounts and notes receivable, net	602.7	508.4
Inventories	348.1	242.4
Deferred income taxes	25.9	20.3
Other assets	53.2	62.6

Total current assets	1,139.3	1,047.2
PROPERTY, PLANT AND EQUIPMENT, net	273.1	255.7
GOODWILL	232.4	223.9
DEFERRED INCOME TAXES	88.5	71.9
OTHER ASSETS	150.6	138.9

TOTAL ASSETS	$1,883.9	$1,737.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term debt	$0.6	$1.2
Current maturities of long-term debt	11.2	11.3
Accounts payable	362.2	296.8
Accrued expenses	329.2	321.7
Income taxes payable	61.1	24.8
Liabilities held for sale	—	0.7

Total current liabilities	764.3	656.5
LONG-TERM DEBT	108.1	108.0
POSTRETIREMENT BENEFITS, OTHER THAN PENSIONS	16.6	15.1
PENSIONS	83.1	80.8
OTHER LIABILITIES	90.2	82.8

Total liabilities	1,062.3	943.2

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, $.01 par value, 25,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.01 par value, 200,000,000 shares authorized, 76,400,879 shares and 74,671,494 shares issued for 2006 and 2005, respectively	0.8	0.7
Additional paid-in capital	692.2	649.3
Retained earnings	288.3	191.0
Accumulated other comprehensive income	16.2	0.4
Treasury stock, at cost, 8,578,291 shares and 3,635,947 for 2006 and 2005, respectively	(175.9)	(47.0)

Total stockholders’ equity	821.6	794.4

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,883.9	$1,737.6

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Reconciliation to U.S. GAAP (Generally Accepted Accounting Principles) Measures
(Unaudited, in millions, except per share and ratio data)
Reconciliation of net income to adjusted income from continuing operations

	For the Three Months Ended September 30,
	2006	EPS	2005	EPS
Net income, as reported	$35.6	$0.49	$55.1	$0.76
Loss from discontinued operations	—	—	—	—

Income from continuing operations	35.6	0.49	55.1	0.76
(Gains), losses and other expenses, net of income tax[1]	(1.1)	(0.01)	(8.9)	(0.11)
Realized gains on settled futures contracts, net of income tax[1]	12.6	0.17	2.5	0.03
Restructuring charge, net of income tax	2.9	0.04	0.1	—
Reversal of valuation allowance on deferred tax assets, offset by other related charges	0.3	—	—	—

Adjusted income from continuing operations	$50.3	$0.69	$48.8	$0.68

[1](Gains), losses and other expenses, net include the following:

	For the Three Months Ended
	September 30, 2006
	Pre-tax	Tax (Benefit)	After-tax
	(Gain) Loss	Provision	(Gain) Loss
Realized gains on settled futures contracts	$(20.2)	$7.6	$(12.6)
Net change in unrealized (gains) losses on open futures contracts	18.6	(6.8)	11.8
Other items, net	(0.4)	0.1	(0.3)

(Gains), losses and other expenses, net	$(2.0)	$0.9	$(1.1)

	For the Three Months Ended
	September 30, 2005
	Pre-tax		After-tax
	Gain	Tax Provision	Gain
Realized gains on settled futures contracts	$(4.0)	$1.5	$(2.5)
Net change in unrealized (gains) losses on open futures contracts	(9.9)	3.5	(6.4)

(Gains), losses and other expenses, net	$(13.9)	$5.0	$(8.9)

	For the Nine Months Ended September 30,
	2006	EPS	2005	EPS
Net income, as reported	$120.6	$1.62	$108.9	$1.55
Loss from discontinued operations	—	—	1.3	0.02

Income from continuing operations	120.6	1.62	110.2	1.57
(Gains), losses and other expenses, net of income tax[2]	(29.5)	(0.40)	(21.5)	(0.30)
Realized gains on settled futures contracts, net of income tax[2]	32.6	0.44	5.6	0.08
Restructuring charge, net of income tax	8.5	0.11	1.6	0.02
Reversal of valuation allowance on deferred tax assets, offset by other related charges	(8.8)	(0.12)	—	—
Cumulative effect of accounting change, net	—	—	(0.2)	—

Adjusted income from continuing operations	$123.4	$1.65	$95.7	$1.37

[2](Gains), losses and other expenses, net include the following:

	For the Nine Months Ended September 30, 2006
	Pre-tax	Tax (Benefit)	After-tax
	(Gain) Loss	Provision	(Gain) Loss
Realized gains on settled futures contracts	$(52.3)	$19.7	$(32.6)
Net change in unrealized (gains) losses on open futures contracts	5.3	(2.0)	3.3
Other items, net	(0.3)	0.1	(0.2)

(Gains), losses and other expenses, net	$(47.3)	$17.8	$(29.5)

	For the Nine Months Ended
	September 30, 2005
	Pre-tax	Tax (Benefit)	After-tax
	Gain) Loss	Provision	(Gain) Loss
Realized gains on settled futures contracts	$(8.8)	$3.2	$(5.6)
Net change in unrealized (gains) losses on open futures contracts	(13.9)	5.0	(8.9)
Gain on sale of LII’s 45% interest in its heat transfer joint venture to Outokumpu	(9.3)	2.3	(7.0)
Estimated on-going remediation costs in conjunction with the joint remediation agreement LII entered into with Outokumpu	2.2	(0.8)	1.4
Other items, net	(1.6)	0.2	(1.4)

(Gains), losses and other expenses, net	$(31.4)	$9.9	$(21.5)

	For the Twelve Months Ended
	December 31,
	2005	EPS
Net income, as reported	$150.7	$2.11
Loss from discontinued operations	1.4	0.02

Income from continuing operations	152.1	2.13
(Gains), losses and other expenses, net of income tax[3]	(34.1)	(0.46)
Realized gains on settled futures contracts, net of income tax[3]	10.7	0.14
Restructuring charge, net of income tax	1.6	0.02

Adjusted income from continuing operations	$130.3	$1.83

[3](Gains), losses and other expenses, net include the following:

	For the Twelve Months Ended
	December 31, 2005
	Pre-tax	Tax (Benefit)	After-tax
	(Gain) Loss	Provision	(Gain) Loss
Realized gains on settled futures contracts	$(16.7)	$6.0	$(10.7)
Net change in unrealized (gains) losses on open futures contracts	(23.3)	8.4	(14.9)
Gain on sale of LII’s 45% interest in its heat transfer joint venture to Outokumpu	(9.3)	2.3	(7.0)
Estimated on-going remediation costs in conjunction with the joint remediation agreement LII entered into with Outokumpu	2.2	(0.8)	1.4
Other items, net	(3.1)	0.2	(2.9)

(Gains), losses and other expenses, net	$(50.2)	$16.1	$(34.1)

Note: Management uses adjusted income from continuing operations, which is not defined by U.S. GAAP, to measure the Company’s operating performance and to analyze year-over-year changes in operating income with and without the effects of certain (gains), losses and other expenses, net, restructuring charge, the reversal of valuation allowance on deferred tax assets, offset by other related charges and the cumulative effect of accounting change, net. Management believes that excluding these effects is helpful in assessing the overall performance of the Company.

Free Cash Flow

	For the	For the	For the	For the
	Three Months	Nine Months	Three Months	Nine Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2006	2006	2005	2005
Net cash provided by operating activities	$120.0	$83.5	$88.5	$154.5
Purchase of property, plant and equipment	(18.4)	(49.8)	(14.5)	(42.0)

Free cash flow	$101.6	$33.7	$74.0	$112.5

Operational Working Capital – Continuing Operations

		September 30,		September 30,
		2006		2005
	September 30,	Trailing	September 30,	Trailing
	2006	12 Mo. Avg.	2005	12 Mo. Avg.
Accounts and Notes Receivable, Net	$602.7		$567.4
Allowance for Doubtful Accounts	19.8		19.9

Accounts and Notes Receivable, Gross	622.5	$563.6	587.3	$516.8

Inventories	348.1		254.0
Excess of current Cost Over Last-in, First-out	59.4		57.4

Inventories as Adjusted	407.5	375.3	311.4	324.6

Accounts Payable	(362.2)	(335.2)	(312.9)	(276.2)

Operating Working Capital (a)	667.8	603.7	585.8	565.2

Net Sales, Trailing Twelve Months (b)	3,679.3	3,679.3	3,237.0	3,237.0

Operational Working Capital Ratio (a/b)	18.2%	16.4%	18.1%	17.5%

Note: Management uses free cash flow and operational working capital, which are not defined by U.S. GAAP, to measure the Company’s operating performance. Free cash flow and operational working capital are also two of several measures used to determine incentive compensation for certain employees.